Exhibit 99.1

April 23, 2015

Dear Shareholder:

Apple Hospitality REIT, Inc. intends to list its shares on the New York Stock Exchange

On March 2, 2015, we wrote to inform you of our intent to pursue a listing of Apple Hospitality REIT, Inc.’s (the “Company” or “Apple Hospitality”) common shares on a national securities exchange to provide you with a liquidity option. This decision followed an extensive process in which management together with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), our external financial advisor, explored a variety of liquidity options including but not limited to a potential listing on a national securities exchange, a sale of the Company, or a merger of the Company with a third party. In the weeks that have followed, we have continued preparations and are now pleased to announce our intention to list the common shares of Apple Hospitality on the New York Stock Exchange (NYSE) under the ticker symbol “APLE” on or about May 18, 2015.  The listing remains subject to approval by the NYSE.

A listing will provide you with a flexible liquidity option, allowing you to make your own investment decisions with respect to liquidity or continued ownership of Apple Hospitality’s common shares. As we move forward toward a public listing, we remain dedicated to maximizing shareholder value and do not intend to change those elements of our strategy that have made us one of the largest hospitality REITs in the industry.

We assembled our portfolio of 173 hotels in 32 states based on the following principles that we plan to continue to use as strategic fundamentals for our Company in the future:

•	focus on high quality, upscale, select service and extended stay hotels;
•	significant scale;
•	relationships with industry leading brands and managers;
•	geographic and brand diversification; and
•	low leverage.

The decision to list Apple Hospitality’s common shares on the NYSE is the result of careful consideration by management, together with our Board of Directors and in consultation with Merrill Lynch. Based on the current capital markets environment, we believe a listing provides Apple Hospitality with a strong platform from which to maximize the value of your shares. Upon listing, your shares will be eligible for trading, providing you with the opportunity to buy or sell shares. While the listing of your shares on the NYSE is not a taxable event, the sale of your shares could subject you to potential taxes. We encourage you to consult with your tax and financial advisors for assistance in understanding the tax considerations in the event you wish to sell your shares.

Last year, our shareholders approved an amendment to the Company’s articles of incorporation to provide for a 50% reverse share split of our common shares immediately prior to, but subject to the effectiveness of, a listing on a national securities exchange. This two-for-one reverse share split will be implemented when the Company’s shares are listed. The reverse share split will reduce the number of shares you own by one half but will double their value and distribution amount. The reverse share split does not affect your ownership percentage or any of your shareholder rights. We believe the reverse share split will provide a trading range more consistent with other publicly traded REITs.

Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Also, on or about the listing date, we intend to commence a modified “Dutch Auction” tender offer to purchase up to $200 million of Apple Hospitality’s common shares.  The Company intends to select the lowest price, within an anticipated range of $19.00 to $21.00 ($9.50 to $10.50 pre-reverse split) per share net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, which would allow the Company to purchase up to the full $200 million of its common shares.  We expect to provide shareholders the opportunity to tender all or a portion of their shares, but if the tender offer is oversubscribed, shares would be accepted on a prorated basis.  Detailed information regarding the planned tender offer will be sent to you immediately following the commencement of the tender offer. In addition, the Board of Directors has authorized a share buyback program of up to $500 million of our common shares following the completion of the tender offer.  If and when the share buyback program is commenced, the timing of share repurchases and the number of common shares to be repurchased under this program will depend upon prevailing market conditions, regulatory requirements and other factors. We currently expect to implement the buyback program as allowed after completion of the tender offer. Further details regarding the buyback program will be made available before the program is implemented.

As a publicly traded company, our Board of Directors intends to continue to pay distributions on a monthly basis. On April 23, 2015, our Board of Directors, in anticipation of listing, authorized a monthly distribution at an annual rate of $1.20 (equivalent to $0.60 pre-reverse split) per common share. This new distribution rate will be payable effective with the planned June 15, 2015 distribution to shareholders of record at the close of business on May 29, 2015. The Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions, and may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

Included with this letter are several frequently asked questions and answers that will provide you with further information regarding the listing and related transactions. For additional information about Apple Hospitality’s anticipated listing on the NYSE, we refer you to Apple Hospitality’s website www.applehospitalityreit.com and public filings with the SEC also available at www.sec.gov.  In addition, we encourage you to contact your financial advisor with any questions you may have.

As a publicly traded company, Apple Hospitality will continue with the same management team.  We plan to use the same disciplined approach in the acquisition and ownership of high quality, upscale, select service and extended stay hotels. We intend to continue to build upon our relationships with Hilton® and Marriott® and pursue opportunities in markets with diverse demand generators and proximity to guest attractions and amenities. We plan to continue the strategy of maintaining a strong balance sheet to provide financial stability and enhance our ability to pursue opportunities that we believe will increase shareholder value.

As a premier hospitality REIT, we remain committed to maximizing shareholder value. On behalf of our Board of Directors and our team, we thank you for your investment in Apple Hospitality and we look forward to the future of the Company.

Sincerely,

Glade M. Knight
Executive Chairman

Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

The following frequently asked questions and answers are not intended to be a complete list of information related to Apple Hospitality REIT, Inc.’s (the “Company” or “Apple Hospitality”) planned listing of its common shares on a national securities exchange and associated events.  The Company encourages each shareholder to review all of the Company’s filings with the Securities and Exchange Commission available at www.sec.gov or the Company’s website www.applehospitalityreit.com, contact their investment advisor or the Company for further information about the listing of the Company’s common shares.

ANTICIPATED LISTING

Why did Apple Hospitality decide to pursue a listing of its common shares on the New York Stock Exchange (the "NYSE")?
Apple Hospitality made the decision to pursue a listing of its common shares:
•	To provide a liquidity option to its shareholders at a time of their choosing and at a price that will be established by the market.
•
To provide Apple Hospitality with access to a broader range of potential sources of capital as a publicly traded REIT, which could enable the Company to continue to grow and further increase shareholder value.

Did Apple Hospitality consider any alternatives to a listing?
As previously disclosed, the Board of Directors (“Board”) reviewed and considered various ways of providing liquidity options to Apple Hospitality’s shareholders and determined that, at this time, the listing of the Company’s common shares on the NYSE was the most favorable option and provided shareholders with the opportunity to make their own investment decision.

Why did Apple Hospitality choose to list now?
The timing of the listing decision was based on, among other things, current market conditions, as publicly traded real estate companies have produced strong total returns in recent years.  Companies similar to Apple Hospitality, which own premium branded upscale, select service hotels, are currently trading at attractive values.

When is the listing?
Apple Hospitality anticipates that the listing will occur on or about May 18, 2015.  The completion of the listing is subject to certain conditions including NYSE approval.

Will listing significantly change the management or strategy of Apple Hospitality?
No.  As a publicly traded company, Apple Hospitality will continue with the same management team, the same philosophy and the same disciplined approach to acquiring and owning premium branded upscale, select service and extended stay hotels.  Apple Hospitality intends to continue to actively manage its balance sheet to maintain flexibility with conservative leverage, while seeking to produce internal growth through proactive asset management and oversight.

What is the ticker symbol?
The common shares are expected to be traded on the NYSE under the ticker symbol “APLE.”

Will all common shares be eligible for trading on the NYSE upon listing?
Yes, all whole common shares are eligible for trading on the NYSE upon listing, however management has agreed they will not sell any shares they own for at least 180 days subsequent to the initial listing.

Do shareholders need to do anything right now?
Shareholders who intend to continue holding their common shares do not need to take any immediate action.  Shareholders who intend to sell their shares should contact their broker or agent that holds their shares to discuss the process and results of selling their shares.

Will the listing of the common shares create a taxable event?
While the listing of the Company’s common shares on the NYSE is not a taxable event, a shareholder who sells his or her common shares could be subject to potential taxes.  A shareholder should consult with his or her tax and financial advisors for assistance in understanding the taxes due and other considerations in the event a shareholder wishes to sell his or her common shares.

POST LISTING

How does a shareholder buy additional common shares?
Once Apple Hospitality’s common shares are listed on the NYSE, shareholders can purchase additional common shares by placing a buy order through their brokerage account.

Will my interest in Apple Hospitality be the same after the listing of the common shares on the NYSE?
The listing of the Company’s common shares on the NYSE itself will have no effect on your proportional interest in Apple Hospitality, voting rights, rights to receive distributions (if and when declared) or your total proportional amount of distributions (if and when declared).

TENDER OFFER

Why is Apple Hospitality planning to implement a tender offer?
A tender offer would provide shareholders with an opportunity to tender their common shares to Apple Hospitality for cash at a known range of values per share, instead of selling their common shares in the open market.  Open market sales are subject to market volatility and additional fees.  The Company also believes a tender offer would provide a more efficient initial trading for the Company’s common shares by helping to absorb initial selling demand if it exists.

When will the tender offer be available to shareholders?
The tender offer is expected to commence on the same date as the expected listing of Apple Hospitality’s shares of common stock on the NYSE, which is currently expected to occur on or about May 18, 2015.

How can shareholders tender some or all of their shares?
The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase and other related materials, which Apple Hospitality will distribute to shareholders and file with the SEC upon commencement of the tender offer.

At what price will Apple Hospitality purchase common shares in the tender offer?
The terms of the tender will be included in the offer to purchase and other related materials, which will be distributed to shareholders and filed with the SEC on or about the listing date.  The Company plans to use a modified “Dutch Auction” which is an auction structure in which tendering shareholders specify a price within a given range at which they are willing to tender their shares and the purchase price for all tendered shares accepted for payment is the lowest price at which the maximum amount of funds allocated to the offer can be utilized.  The Company anticipates approximately $200 million will be available for the tender at an expected price between $19.00 and $21.00 per share ($9.50 to $10.50 pre-reverse split) which was determined based on a range within which we believed shareholders might sell their shares and within which we can prudently effect repurchases for the benefit of the Company on behalf of its shareholders.

How do I tender my shares?
Instructions on tendering your shares will be included in the offer to purchase and other related materials, which will be distributed to shareholders and filed with the SEC on or about the listing date.

How long will the tender offer remain open?
The tender offer is expected to remain open for a minimum of 20 business days from the commencement of the tender offer unless the tender offer is extended by the Company. The Company expects to commence the tender on the same date as the expected listing of Apple Hospitality’s shares of common stock on the NYSE, which is currently expected to occur on or about May 18, 2015.

How will shareholders be notified of the tender offer’s commencement?
The tender offer materials, including the offer to purchase and other related materials, will be distributed to all shareholders and other applicable nominees and will be filed with the SEC. Shareholders are urged to carefully read the offer to purchase and other related materials in their entirety when they receive them, as they will contain important information, including the terms and conditions of the tender offer. The offer to purchase includes, among other important information, a summary term sheet, which highlights certain material information in the offer to purchase, including answers to questions shareholders may have about the terms and conditions of the tender offer. Shareholders will be able to obtain free copies of these materials and the Company’s other filings on the SEC’s website at www.sec.gov or from Apple Hospitality’s website at www.applehospitalityreit.com.

REVERSE SHARE SPLIT

What is the impact to my ownership from the two-for-one reverse share split?
The reverse share split, which will become effective immediately prior to the listing, will reduce the number of shares you own by one half but will also double their per share value and distribution.  The reverse share split does not affect your ownership percentage or any of your shareholder rights.

Why did the Company decide to implement a reverse share split?
The Company believes the reverse share split will provide a trading range more consistent with other publicly traded REITs.

DISTRIBUTIONS

Will I receive the previously authorized monthly distribution with respect to any shares I tender in the tender offer?
Any distributions which may be declared or made in respect of common shares on or prior to completion of the tender offer will be for the account of the shareholder of record of such common shares.  Historically, we have paid monthly distributions on or about the 15th day of each month to shareholders of record as of the close of business on the last day of the prior month.  On April 23, 2015, our Board, subject to the listing of the Company’s common shares on the NYSE, authorized a monthly distribution in the amount of $0.10 per common share, reflecting the effect of the reverse share split (or $1.20 per share on an annual basis), on all outstanding common shares of Apple Hospitality. The new distribution rate is payable with the distribution on June 15, 2015 to shareholders of record at the close of business on May 29, 2015. Shares purchased in the tender offer will no longer be eligible for receipt of future distributions upon completion of the tender.

Will listing the common shares on the NYSE have an impact on distributions Apple Hospitality’s Board of Directors may declare in the future on the common shares?
As noted above, the Board has approved, subject to the listing of the Company’s common shares, an annual distribution rate of $1.20 per share (reflecting the reverse share split) to be paid at a monthly rate of $0.10 per share effective with the distributions to be paid on June 15, 2015.  All distributions will continue to be made by Apple Hospitality at the discretion of the Board. The Board regularly monitors the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions, and may make adjustments to the distribution rate as determined to be prudent in relation to other cash requirements of the Company.

How is the distribution level determined?
As noted in the previous question, Apple Hospitality’s Board regularly monitors the Company’s distribution rate in relation to other cash requirements.  Among others the Board evaluates the following when determining the distribution level:

•	sustainability of the distribution over the long-term;
•	comparable publicly traded REIT payout ratios and distribution yields; and
•	ability of Apple Hospitality to grow internally through continuing to invest in existing and future properties.

CONTACT INFORMATION

Where should questions be directed?
Shareholders with questions regarding their investment should contact their Investment Counselor at David Lerner Associates at 800-367-3000. For questions relating to the Company, shareholders may contact Apple Hospitality’s Investor Services Department at 804-344-8121.

Important Notice

This shareholder letter and frequently asked questions and answers are provided for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the modified “Dutch Auction” tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase and other related materials, which the Company will publish, send or give to shareholders at the commencement of the tender offer, and file such materials with the SEC. Shareholders are urged to read carefully the offer to purchase and other related materials when they become available because they contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase and other related materials after they are filed by the Company with the SEC at the SEC’s website at www.sec.gov.  In addition, shareholders will be able to obtain free copies of Apple Hospitality’s filings with the SEC from the Company’s website at www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This shareholder letter and frequently asked questions and answers contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements, including statements regarding the timing or certainty of the NYSE listing, tender offer, change in distribution rates and possible share buyback program, involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties; the ability of the Company to implement its operating strategy; the ability of the Company to provide liquidity opportunities for its shareholders; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this correspondence will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the SEC. Any forward-looking statement that the Company makes speaks only as of the date of this correspondence. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.